EXHIBIT 99.1

NEWS RELEASE DATED SEPTEMBER 19, 2007

PRESS RELEASE

NetSol Technologies Reports Record Fiscal Fourth Quarter 2007 Financial Results

Quarterly GAAP EPS increases to $0.07 as net income grows to a record $1.3 million

Quarterly revenue grows 84% year-over-year to a record $8.6 million

CALABASAS, CA - September 19, 2007 -- NetSol Technologies Inc. (“NetSol”) (NASDAQ: NTWK), a multinational provider of enterprise software and IT services to the financial services industry, today announced financial results for the fiscal year 2007, ended June 30, 2007.

Fiscal Fourth Quarter 2007 Financial Highlights

•	Revenues increased 84% year-over-year to $8.6 million
•	License fees increased 137% year-over-year to $2.9 million
•	Maintenance fees increased 97% year-over-year to $1.5 million
•	Services increased 57% year-over-year to $4.2 million
•	Gross margin increased to 62% compared to 34% in the prior year period
•	Operating income improved to $1.9 million compared to an operating loss of $1.5 million in the year ago period
•	GAAP net income increased to $1.3 million, or $0.07 per share, versus a loss of ($0.11) in the year ago period
•	EBITDA increased to $2.0 million, or $0.10 per basic and diluted share
•	Business outlook and revenue generation for fiscal year 2008 remains strong as NetSol scales up to deliver another solid year of growth.

NetSol Technologies, Inc. reported consolidated revenues of $8.6 million for the fourth quarter of fiscal year 2007, an 84% increase compared to the $4.7 million in revenues reported for the same period in fiscal year 2006. Consolidated gross profit for the fourth quarter was approximately $5.3 million, an increase of 234% as compared to the prior year. Gross margin for the fourth quarter of fiscal year 2007 was 62% compared to 34% in the prior year period.

GAAP (Generally Accepted Accounting Principles) net income for the fourth quarter of fiscal year 2007 was $1.3 million, or $0.07 per basic and diluted share, compared to a GAAP net loss of $1.7 million, or ($0.11) per basic and diluted share, reported in the fourth quarter of fiscal year 2006. EBITDA for the fourth quarter was $2.0 million, or $0.10 per basic and diluted share, compared to negative EBITDA of $672 thousand in the fourth quarter of fiscal year 2006.

Najeeb Ghauri, chairman and CEO stated, “Our fiscal fourth quarter 2007 financial performance was exceptional, highlighted by record quarterly revenue and GAAP net income. This represents a remarkable turnaround from a GAAP net loss in the year ago fourth quarter compared to a $1.3 million GAAP profit in the current fiscal fourth quarter, within a 12 month period. Our record top line revenue growth was fuelled by strong demand for our LeaseSoft and LeasePak solutions which experienced a 137% jump in license revenue year-over-year.

“Our services business also posted strong double digit year-over-year growth as NetSol’s IT consulting services group extended its reach into new verticals. We successfully combined the strong demand for our enterprise software and IT consulting services with a clear focus on managing internal operating efficiencies and were able to achieve our goal of returning NetSol to GAAP profitability on a quarterly basis,” concluded Mr. Ghauri.

1

NetSol Technologies recently announced its new offering for IT outsourcing and customized development services to the North American equipment and finance market, as well as the recent deployment of LeasePak 6.0. The Company continues to invest in an array of new products for the financial services vertical as well as other complementary businesses and aims to introduce additional new incremental growth engines to its business in the foreseeable future. These areas align directly with the Company’s strategic vision of being a leading provider of innovative software applications and high-value IT consulting services.

Fiscal Fourth Quarter 2007 Business Highlights

•	Launch of NetSol’s outsourcing and customized development services to North American equipment and finance market.

•	Strategic partnership formed with Field Solutions to deliver comprehensive, robust solution for the broking market

•	NetSol’s North American Division hosts its annual user conference

•	Key customer wins included:

•	First fleet management system contract signed with a major automotive finance company

•	Major automotive finance company in China signed a follow-on contract valued at more than $1.0 million

•	NetSol won its fifth major contract in China with the signing of a multi-million dollar LeaseSoft contract

•	Terex Corporation selected NetSol’s LeasePak 6.0 Enterprise Edition

•	A Fortune 100 information technology company selected NetSol’s LeasePak 6.0 Enterprise Edition

•	Kaupthing Singer & Friedlander Premium Finance selected NetSol to develop web based credit facilities

•	NetSol was awarded a software development contract for a new e-Government initiative at the Pakistan Ministry of Population Welfare

•	Pakistan Ministry of Health awarded NetSol a software development contract for a new e-Government initiative

Full Year Fiscal 2007 Consolidated Financial Highlights

•	Revenues for the year increased 57% to $29.3 million
•	License fees increased 89% year-over-year to $9.8 million
•	Maintenance fees increased 123% year-over-year to $5.4 million
•	Services increased 27% year-over-year to $14.1 million
•	Gross margin increased to 53% compared to 52% in the prior year period
•	Operating income improved to $2.6 million compared to an operating loss of $259,347 in the year ago period
•	GAAP net loss was $4.9 million, or ($0.27) per basic and diluted share, including non-cash charges totaling $5.0 million relating to the financing for the acquisition of McCue Systems
•	EBITDA loss for the year totaled $1.5 million, or ($0.08) per basic and diluted share, including one-time non-cash charges of $5.0 million

NetSol Technologies, Inc. reported consolidated revenues of $29.3 million for fiscal year 2007, a 57% increase compared to the $18.7 million in revenues reported for fiscal year 2006. Consolidated gross profit for the fiscal year 2007 was $15.6 million, an increase of 62% as compared to the prior year. Gross margin for the fiscal year 2007 was 53% compared to 52% in the prior year period.

GAAP net loss for fiscal year 2007 was approximately $4.9 million, or ($0.27) per basic and diluted share, which compares to a GAAP net loss of $1.4 million, or ($0.09) per basic and diluted share for fiscal year 2006. EBITDA loss for fiscal year 2007 was approximately $1.5 million, or ($0.08) per basic and diluted share, which compares to EBITDA of $2.2 million, or $0.15 per basic and diluted share, for fiscal year 2006.

During the first half of fiscal year 2007, NetSol recorded non-cash charges totaling $5.0 million related to the financing for the acquisition of McCue Systems in June 2006. Excluding these non-cash charges, NetSol would have reported proforma EBITDA for fiscal 2007 of approximately $3.6 million, or $0.20 per basic and diluted share, compared to EBITDA of approximately $2.2 million, or $0.15 per basic and diluted share, for the fiscal year 2006.

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. The Company uses EBITDA as a measure of the Company's operating trends. Investors are cautioned that EBITDA is not a measure of liquidity or of financial performance under Generally Accepted Accounting Principles (GAAP). The EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. EBITDA, while providing useful information, should not be considered in isolation or as an alternative to net income or cash flows as determined under GAAP. Consistent with the SEC Regulation G, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the financial table heading “Reconciliation to GAAP”.

NetSol ended fiscal year 2007 with approximately $4.0 million dollars in cash and cash equivalents.

The Company’s subsidiary, NetSol Technologies, Ltd, a Pakistani company listed on the Karachi Stock Exchange (Symbol: NETSOL), released its June 30 fiscal year end results on September 17, 2007. These results may be found on the Karachi Stock Exchange website www.kse.com.pk. The subsidiary’s results represent only a portion of the Company-wide results. Consolidated results of NetSol Technologies, Inc. may be found in the Company’s annual report filed on form 10-KSB.

Conference Call Information

NetSol Technologies will host a conference call at 11:00 a.m. ET (8:00 a.m. PT) today to review these results. The conference call will be web cast live and will be accompanied by a PowerPoint presentation, both may be accessed online at: http://www.netsoltek.com/investors/investor_relations.htm To access the live teleconference investors and analysts in North America may dial +1 (877) 407-8033 or when calling internationally dial +1 (201) 689-8033.

An audio replay of the conference call will be available approximately one hour following the conclusion of the call and will be available for 30 days. To access the replay in North America dial +1 (877) 660-6853 or when calling internationally dial +1 (201) 612-7415, using replay account code # 286 and conference ID # 253380. An archived replay of the conference webcast also will be available on the NetSol Technologies web site at: http://www.netsoltek.com/investors/investor_relations.htm

About NetSol Technologies

NetSol Technologies is a multinational provider of enterprise software and IT services to the financial services industry. NetSol helps clients to identify, evaluate and implement technology solutions to meet their strategic business challenges and maximize their bottom line. By utilizing its worldwide resources, NetSol delivers high-quality, cost-effective equipment and vehicle finance portfolio management solutions. The Company also delivers managed IT services ranging from consulting and application development to systems integration and development outsourcing. NetSol’s commitment to quality is demonstrated by its achievement of both ISO 9001 and SEI (Software Engineering Institute) CMMi (Capability Maturity Model) Level 5 assessment, a distinction shared by only 94 companies worldwide. The Company’s clients include global automakers, financial institutions, technology companies and governmental agencies. Headquartered in Calabasas, CA, NetSol Technologies also has operations and/or offices in London, San Francisco, Adelaide, Beijing, Lahore and Karachi, Pakistan. To learn more about NetSol Technologies, visit the Company’s web site at www.netsoltek.com. Click here to join the NetSol Technologies, Inc. email distribution list: http://www.b2i.us/irpass.asp?BzID=897&to=ea&s=0.

Forward-Looking Statements

This press release may contain forward-looking statements relating to the development of the Company's products and services and future operation results, including statements regarding the Company that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "anticipate," "intend," variations of such words, and similar expressions, identify forward looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of products and services and the timing of the market acceptance.

Contacts:

NetSol Technologies, Inc.	Investor Relations
Tina Gilger	Christopher Chu
Chief Financial Officer	The Global Consulting Group
Tel: +1 818-222-9195, x112	Tel: +1-646-284-9426
Email: cchu@hfgcg.com

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS — JUNE 30, 2007

	For the Three Months Ended		For the Years Ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006
Revenues:	(unaudited)	(unaudited)	(audited)	(audited)
Licence fees	$2,936,770	$1,239,984	$9,788,266	$5,192,371
Maintenance fees	1,451,243	735,537	5,441,339	2,444,075
Services	4,188,426	2,674,706	14,052,481	11,053,966
Total revenues	8,576,439	4,650,227	29,282,086	18,690,412
Cost of revenues:
Salaries and consultants	2,204,328	2,020,271	8,812,934	6,117,886
Travel and entertainment	334,481	283,851	1,529,796	756,880
Communication	47,292	46,372	161,128	129,741
Depreciation and amortization	60,404	239,356	652,669	733,370
Other	603,795	467,755	2,502,452	1,282,641
Total cost of sales	3,250,300	3,057,605	13,658,979	9,020,518
Gross profit	5,326,139	1,592,622	15,623,107	9,669,894
Operating expenses:
Selling and marketing	811,328	598,443	2,356,831	1,789,349
Depreciation and amortization	497,461	574,907	1,988,603	2,286,678
Salaries and wages	895,610	870,922	4,294,368	2,557,648
Professional services, including non-cash compensation	293,499	242,554	1,067,702	607,706
Bad debt expense	72,606	2,929	189,873	30,218
General and adminstrative	866,220	790,804	3,078,862	2,657,642
Total operating expenses	3,436,724	3,080,559	12,976,239	9,929,241
Income (loss) from operations	1,889,415	(1,487,937)	2,646,868	(259,347)
Other income and (expenses)
Loss on sale of assets	16,090	(1,076)	(2,977)	(35,090)
Beneficial conversion feature	—	—	(2,208,334)	(14,389)
Amortization of debt discount and capitalized cost of debt	—	—	(2,803,691)	—
Liquidation damages	—	—	(180,890)	—
Fair market value of warrants issued	(34,424)	—	(68,411)	(21,505)
Gain on forgiveness of debt	—	—	—	8,294
Interest expense	(74,476)	(201,987)	(617,818)	(442,887)
Interest income	73,248	10,391	339,164	280,276
Other income and (expenses)	25,488	246,333	114,423	191,736
Total other expenses	5,926	53,661	(5,428,534)	(33,565)
Net income (loss) before taxes and minority interest in subsidiary	1,895,341	(1,434,276)	(2,781,666)	(292,912)
Minority interest in earnings of subsidiary	(561,508)	(254,248)	(1,935,589)	(954,120)
Income taxes	(33,686)	(15,130)	(160,306)	(106,021)
Net income (loss)	1,300,147	(1,703,654)	(4,877,561)	(1,353,053)
Dividend required for preferred stockholders	(77,640)	—	(237,326)	—
Bonus stock dividend (minority holders portion)	(345,415)	—	(345,415)	—
Net income (loss) applicable to common shareholders	877,092	(1,703,654)	(5,460,302)	(1,353,053)
Other comprehensive (loss) gain:
Translation adjustment	(259,113)	(100,069)	(55,770)	101,031
Comprehensive loss	$617,979	$(1,803,723)	$(5,516,072)	$(1,252,022)

Net income/loss per share:
Basic	$0.07	$(0.11)	$(0.27)	$(0.09)
Diluted	$0.07	$(0.11)	$(0.27)	$(0.09)
Weighted average number of shares outstanding
Basic	19,706,920	15,468,248	18,189,590	14,567,007
Diluted	19,835,177	15,468,248	18,189,590	14,567,007

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(AUDITED)

As of June 30, 2007
ASSETS
Current assets:
Cash and cash equivalents	$4,010,164
Accounts receivable, net of allowance for doubtful accounts of $168,718	7,937,686
Revenues in excess of billings	8,501,769
Other current assets	2,278,749
Total current assets	22,728,368
Property and equipment, net of accumulated depreciation	7,583,752
Other assets, long-term	1,308,267
Intangibles:
Product licenses, renewals, enhancements, copyrights,
trademarks, and tradenames, net	7,772,848
Customer lists, net	2,427,405
Goodwill	7,708,501
Total intangibles	17,908,754
Total assets	$49,529,141

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$3,590,652
Current portion of notes and obligations under capitalized leases	887,098
Other payables - acquisitions	962,406
Unearned revenues	2,815,660
Due to officers	356,422
Dividend to preferred stockholders payable	77,640
Loans payable, bank	3,097,928
Total current liabilities	11,787,806
Obligations under capitalized leases, less current maturities	339,759
Total liabilities	12,127,565
Minority interest	3,552,635
Commitments and contingencies	—

Stockholders' equity:
Preferred stock, 5,000,000 shares authorized;
4,130 issued and outstanding	4,130,000
Common stock, $.001 par value; 45,000,000 shares authorized;
20,556,553 issued and outstanding	20,556
Additional paid-in-capital	66,988,147
Treasury stock	(10,194)
Accumulated deficit	(37,132,343)
Stock subscription receivable	(1,001,407)
Common stock to be issued	1,329,612
Other comprehensive loss	(475,430)
Total stockholders' equity	33,848,941
Total liabilities and stockholders' equity	$49,529,141

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
STATEMENTS OF CASH FLOWS
(AUDITED)

	For the Years
	Ended June 30,
	2007	2006
Cash flows from operating activities:
Net loss from continuing operations	$(5,460,302)	$(1,353,053)
Adjustments to reconcile net loss to net cash
(used in)/provided by operating activities:
Depreciation and amortization	2,641,272	3,020,048
Provision for uncollectible accounts	189,873	30,218
Gain on forgiveness of debt	—	(8,294)
Loss on sale of assets	2,977	35,090
Minority interest in subsidiary	1,935,589	954,120
Stock issued for services	88,099	200,194
Stock issued for convertible note payable interest	311,868	—
Stock issued for dividends payable to preferred stockholders	159,686	—
Bonues stock dividend issued by subsidiary	345,415	—
Fair market value of warrants and stock options granted	136,571	25,618
Beneficial conversion feature	2,208,334	14,389
Amortization of capitalized cost of debt	2,815,358	100,172
Changes in operating assets and liabilities:
Increase in accounts receivable	(2,858,608)	(1,351,660)
Increase in other current assets	(3,199,796)	(3,789,179)
Increase in accounts payable and accrued expenses	560,136	430,419
Net cash (used in)/provided by operating activities	(123,528)	(1,691,918)
Cash flows from investing activities:
Purchases of property and equipment	(2,420,470)	(2,709,569)
Sales of property and equipment	366,088	301,684
Purchases of certificates of deposit	—	(1,534,371)
Proceeds from sale of certificates of deposit	1,737,481	—
(Payments)/accruals of acquisition payable	(4,027,753)	4,086,204
Increase in intangible assets	(3,295,262)	(5,027,968)
Cash brought in at acquisition	—	473,890
Net cash used in investing activities	(7,639,916)	(4,410,130)
Cash flows from financing activities:
Proceeds from sale of common stock	1,030,093	1,400,000
Proceeds from the exercise of stock options and warrants	1,008,250	669,382
Capital contributed from sale of subsidiary stock	—	4,031,001
Dividend to preferred shareholders payable	77,640	—
Reduction of restricted cash	4,533,555	(4,533,555)
Proceeds from convertible notes payable	—	5,500,000
Proceeds from loans from officers	165,000	—
Payments on capital lease obligations & loans - net	2,359,017	82,650
Net cash provided by financing activities	9,173,555	7,149,478
Effect of exchange rate changes in cash	106,285	74,611
Net increase in cash and cash equivalents	1,516,396	1,122,041
Cash and cash equivalents, beginning of year	2,493,768	1,371,727
Cash and cash equivalents, end of year	$4,010,164	$2,493,768

NETSOL TECHNOLOGIES, INC. AND SUBSIDIARIES
RECONCILIATION TO GAAP
(UNAUDITED)

For the Year
Ended
June 30, 2007

Net loss per GAAP	$(4,877,561)
One-time, non-cash expenses:
Beneficial conversion feature	2,208,334
Amortization of debt discount and capitalized cost of debt	2,803,691
5,012,025

Pro-forma income	$134,464

Weighted average number of shares outstanding
Basic and diluted	18,189,590

Pro-forma EPS	$0.01

EBITDA - GAAP	(1,458,165)
One-time, non-cash expenses:
Beneficial conversion feature	2,208,334
Amortization of debt discount and capitalized cost of debt	2,803,691
5,012,025

Pro-forma EBITDA	$3,553,860

Weighted average number of shares outstanding
Basic and diluted	18,189,590

Pro-forma EBITDA EPS	$0.20